                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of
                                     ---------
the 27/th/ day of August, 2001, by and between CARDINAL FINANCIAL CORPORATION, a
    ------        ------
Virginia corporation with its principal offices at 10555 Main Street, Fairfax, Virginia 22030 ("Company"), and THOMAS C. KANE ("Kane"), an individual residing
                 -------
at 9940 Hampton Road, Fairfax Station, Virginia 22039. This Agreement supersedes and replaces the earlier Agreement dated October 13, 1998.

                                   WITNESSETH:

         WHEREAS, the Company is a multi-bank holding company; and

         WHEREAS, the Company has organized and chartered an investment institution to provide financial and brokerage services throughout the Northern Virginia region ("Subsidiary"); and
                  ----------

         WHEREAS, Kane has been retained to provide services in an executive capacity for the Company and the Subsidiary, and the parties desire to memorialize the terms and conditions of Kane's continuing employment;

         NOW, THEREFORE, in consideration of the promises and obligations of the Company and Kane under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                               SCOPE OF EMPLOYMENT

         1.1.     Title. Kane has been employed as Senior Vice President of the
                  -----
Company and President and Chief Executive Officer of the Subsidiary since October 13, 1998. For the term of this Agreement, he will continue in these capacities.

         1.2.     Duties and Responsibilities. As Senior Vice President of the
                  ---------------------------
Company, Kane shall perform such duties as may be assigned to him by the Company consistent with that position.

         As President and Chief Executive Officer of the Subsidiary, Kane will be responsible for the supervision of all of the Subsidiary operations, the development of recommendations to the board of directors of the Subsidiary ("Subsidiary Board") of plans and policies for the Subsidiary, and shall serve
  ----------------
on professional or civic organizations to promote the interests of the Subsidiary if so directed by the Subsidiary Board. Kane is also required to perform such other duties consistent with his position as the Subsidiary Board may direct from time to time.

         During the term of his employment, Kane is required to devote his full time, attention, and efforts, with undivided loyalty, to the business of the Company and the Subsidiary and shall use his best effort to promote their interests.

         Kane's principal office shall be at a location within the Metropolitan Washington Area determined by the President and Chief Executive Officer ("CEO") of the Company.

         1.3. Failure to Maintain Regulatory Approval. If the applicable
              ---------------------------------------
regulatory Authorities revoke the necessary approvals for Kane to serve as President and Chief Executive Officer of the Subsidiary or otherwise substantially limit the operating authority of the Subsidiary or the scope of duties he may perform in that capacity, this Agreement shall terminate automatically and be of no further legal force or effect.

         1.4. Other Affairs. Notwithstanding anything in this Agreement to the
              -------------
contrary, Kane may engage in charitable and community affairs and manage his personal investments, provided that such activities do not create a conflict of interest, are not inconsistent with the interests and purposes of the Company or the Subsidiary and do not unreasonably interfere with the performance of his duties or responsibilities as set forth in this Agreement, and provided that Kane shall not engage in any activities in violation of Articles 7 and 8 of this Agreement. Kane may also serve as a member of the board of directors of other organizations, subject to the same limitations, upon advance approval of the Company President and CEO. For purposes of this section Kane will at no time own in excess of 1% of the outstanding securities of any publicly traded company entitled to vote for the election of directors (or other than of a corporation in which Kane makes passive investments through a venture fund or similar investment vehicle) that is a Competitor of the Company or Subsidiary.

                                    ARTICLE 2

                             RELATIONSHIP WITH BOARD

         2.1. Prior Authorization of Significant Actions Required. Unless
              ---------------------------------------------------
otherwise specifically permitted by Company or Subsidiary policy, Kane agrees not to undertake, or authorize any other employee of the Company or Subsidiary to undertake, any of the following actions, except with the prior written consent of the Subsidiary Board, which consent may be withheld in the Board's absolute discretion (or except as authorized by the Company's CEO in certain instances noted below):

         (a) guarantee by the Company or the Subsidiary of any loans or indebtedness of any kind;

         (b) acquisition or disposition of stock, securities, properties, or material assets of any corporation, company, or other entity by the Company or the Subsidiary;

         (c) amendment, change, extension, renewal, waiver, or modification of any agreement that exceeds $50,000 or involves payment exceeding $50,000 to which the Company, the Subsidiary, or affiliates are or may be a party, or any rights or obligations of the parties under any of the foregoing;

         (d) change or engage in business activities not within the scope of the corporate purpose of the Company or Subsidiary, or the Company's or Subsidiary's Articles of Incorporation, Bylaws, or other organizational documents;

         (e) sale, assignment, pledge, mortgage, encumbrance or other transfer affecting assets or real or personal property of the Company or Subsidiary except in the ordinary course of business;

         (f) enter into any contract or commitment, or series of contracts or commitments, written or oral, which in the aggregate, requires the Company or Subsidiary to expend or incur liability or debt substantially in excess of the approved Company or Subsidiary budgets for such expenditure;

         (g) compromise or settle any material claim asserted by or against the Company or Subsidiary;

         (h) change the Company's or Subsidiary's certified public accountants, law firms, or other professionals currently retained or utilized by the Company or Subsidiary;

         (i) change location of the principal office, or other facilities of the Company or Subsidiary;

         (j)  lend money on behalf of the Company or Subsidiary; or

         (k) add a position or personnel function, hire an officer, or terminate Company or Subsidiary employees, or enter into employment contracts or commitments other than on an at-will basis and in accordance with standard Company terms and conditions without the prior consent of the Company's CEO.

         2.2. Board Action. Unless otherwise noted herein, whenever any action
              ------------
by the Company's Board or the Subsidiary's Board is required or permitted under this Agreement, the Chairman of the respective Board, or his designee, may decide and take such action without approval or involvement of the full Board or a majority of the Board. To the extent required, a vote of the full Board shall occur at a meeting duly called and held with a quorum acting throughout in accordance with the applicable Articles of Incorporation and bylaws, and such action must be evidenced in writing before being effective. Meetings held by the Board in accordance with this Agreement may be conducted by teleconference, and in executive session.

         2.3. Indemnification.  Kane will be subject to indemnification for
              ---------------
action taken within this authority as President and CEO in accordance with Company's existing D&O liability policy.


                                    ARTICLE 3

                            COMPENSATION AND BENEFITS

         3.1. Salary. The Company agrees to pay Kane, for services rendered
              ------
hereunder, salary at the annual rate of ONE HUNDRED AND EIGHTY TWO THOUSAND DOLLARS ($182,000). Such salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under the provisions of law. Kane's salary may not be adjusted downward at any time during the term of this Agreement without his express consent. Kane's salary may be adjusted upward annually at the discretion of the Company's Board, based upon the Board's assessment of Kane's performance and the Company's and/or Subsidiary's performance and financial circumstances. Kane will be considered for his next annual salary raise at the time of his performance review in March 2002, and will be considered for further raises at each one-year anniversary thereafter during the term of this Agreement. As referred to hereinafter, "Salary" means the compensation described in this
                          ------
Section 3.1.

         3.2. General Expenses. Kane is expected from time to time to incur
              ----------------
reasonable and necessary expenses for promoting the business of the Company, including expenses for travel, entertainment, and other activities associated with Kane's duties. Reasonable and necessary expenses, as determined by the Company, incurred by Kane in connection with the performance of his duties hereunder will be reimbursed provided that Kane follows Company procedures for the reimbursement of such expenses, including submission of reasonably detailed verification of the nature and amount of such expenses.

         3.3. Benefits. Except as otherwise provided in this Agreement, Kane
              --------
will be entitled to participate in the same manner as other executive and managerial employees of the Company in all retirement, health and welfare, and other fringe benefit programs applicable to other managerial employees of the Company generally which may be authorized, adopted and amended from time to time by the Company Board. This includes eligibility to participate in the Company's qualified retirement plans as permitted by the terms of such plans. Specific benefits that Kane is eligible to receive include:

         (i) Medical Insurance. So long as the Company provides health and dental insurance, Kane (and his eligible family members) shall have the opportunity to participate in the same manner and on the same terms as other officers and employees of the Company.

         (ii) Long-term disability. The Company shall pay Kane's full premiums for long-term disability insurance coverage, providing a disability benefit of up to 60% of Kane's salary (as defined by the applicable plan or policy), up to a maximum of $10,000 per month, so long as the Company offers group long-term disability insurance coverage for its employees.

         (iii) Thrift and Profit Sharing Plan. Kane is eligible to participate in the Company Thrift and Profit Sharing in accordance with the terms and provisions of the Plan.

         (iv) Annual physical examination. The Company agrees to provide, at no cost to Kane, one annual physical examination through a doctor of Kane's choice.

         (v) Life insurance. The Company shall pay Kane's premiums for his purchase of a term life insurance policy, providing a death benefit of $500,000, through a Company-approved carrier.

         (vi) Vacation. Kane shall be entitled to receive four weeks of vacation leave each calendar year. Provisions regarding the accrual and carry-over of any unused vacation time will be governed by the Company's standard policies.

         3.4.   No Other Compensation. Except as provided in Article 4 hereof,
                ---------------------
Kane shall receive no compensation or remuneration in addition to that set forth in this Article 3 for any services by him in any capacity to the Company, the Subsidiary, or any affiliated corporation. Nothing contained herein shall, however, preclude Kane from receiving any additional discretionary bonus or compensation specifically approved in writing for Kane in advance by the Company's Board.

         3.5.   Tax Consequences. Kane acknowledges that, to the extent the
                ----------------
value of any of the benefits provided to him under this Article 3 constitute taxable income to him, he shall be responsible for the payment of such taxes and the Company may withhold or deduct to satisfy his tax liability as permitted by applicable law.

                                    ARTICLE 4

                        VARIABLE AND EQUITY COMPENSATION

         4.1.   Incentive Pay. Kane shall be paid a managerial commission/
                -------------
override as provided in this paragraph. In each calendar year, the Company will pay Kane an override of 2.5% of gross revenues generated by the Subsidiary (comprised of fees and commissions paid by customers to the Subsidiary for brokerage services) until the Subsidiary has reached its target by: (1) generating a total of $100,000 in gross profit in the calendar year and (2) achieving two consecutive quarters of profitability in that calendar year. After the Subsidiary has reached its target for a calendar year, the Company will pay to Kane all profit generated by the Subsidiary until the total override paid by the Company to Kane for the calendar year equals 5% of total gross revenues generated by the Subsidiary to date in that calendar year. If the difference between the 2.5% override and 5% override is fully restored within the calendar year, the Company will pay Kane an override of 5% of gross revenues generated by the Subsidiary for any remaining portion of the calendar year. If by the beginning of the second fiscal year, Kane has not recouped the full 2.5% reduction, the restoration of those amounts will begin when the Subsidiary has generated $100,000 in gross profit. Once the full 2.5% has been restored and the Subsidiary is deemed profitable, Kane will resume earning the original 5% override of gross revenues generated by the Subsidiary. These override amounts will be paid to Kane on a monthly basis, 30 days in arrears, following the month in which the revenues are earned by the Subsidiary.

         Additionally, if the Subsidiary generates $100,000 in profit between the effective date of this Agreement and June 30, 2002, the Company will award Kane an option to purchase up to 10,000 shares of Common Stock of the Company at market price on the date of grant, which will vest on the third anniversary of the date of the grant, provided that Kane is still employed as President and CEO of the Subsidiary at that time. If the Subsidiary generates $100,000 in profit between July 1, 2002 and December 31, 2002, the Company will award Kane an option to purchase up to 5,000 shares of Common Stock of the Company under the same terms. The terms of any such option grants will be expressed in a separate document which will control the terms of such grants.

         4.2.   Equity Bonus. For calendar year 2001, and each subsequent
                ------------
calendar year thereafter, Kane, if he achieves certain performance parameters established by the Company, will be granted: (i) an option to buy Company stock up to a value of $37,500 on the date of grant at market price, and (ii) up to a lump-sum cash payment of $37,500, less applicable deductions or withholding. These performance goals include (a) the achievement of budgeted profitability,
(b) achievement and stability of an annual 25% ROE minimum, (c) net income growth of 10% per year or greater, (d) satisfactory regulatory exams; and ( e ) other performance standards established by the Company. The lump-sum cash incentive payment, if earned, shall be payable in March of each year. The stock option, if earned, shall be granted and immediately exercisable. The specific terms and conditions of the Company stock and option grant under this provision shall be contained in a separate stock and option agreement, executed by the parties.

                                    ARTICLE 5

                                  TERM; RENEWAL

         5.1.   Term. Kane's employment pursuant to this Agreement shall
                ----
commence on July l, 2001 and expire on June, 2004, at which time this Agreement shall expire unless extended as provided in Section 5.2, or unless earlier terminated under Article 6.

         5.2.   Renewal.  At least six (6) months before the expiration of the
                -------
initial term of this Agreement on June 30, 2004, the Company and Kane agree to discuss whether to extend the terms of the Agreement for an additional two-year period, through June 30, 2006. Unless Kane is notified by the Company within six (6) months prior to the expiration of this Agreement that the Company has decided against renewing the Agreement, the Agreement will be automatically renewed under the existing terms for the stated two-year period.

                                    ARTICLE 6

                              EVENTS OF TERMINATION

         6.1.   Termination for Failure to Maintain Regulatory Approval. If the
                -------------------------------------------------------
applicable regulatory authorities revoke the necessary approvals for Kane to serve as President and CEO of the Subsidiary, or otherwise substantially limit the scope of duties he may perform in that capacity, or limit or curtail the authority of the Subsidiary, this Agreement shall terminate automatically and be of no further legal force or effect.

         6.2.   Termination by the Company.
                --------------------------


         (a)    General. The Company shall have the right to terminate this
                -------
Agreement, with or without cause, upon the vote of at least two-thirds of a quorum of the Company Board, at any time during the tem of this Agreement by giving written notice to Kane. The termination shall become effective on the date specified in the notice, which terminiation date shall not be a date prior to the date fourteen (14) days following the date of the notice of termination itself. Upon notice of termination, Kane shall cease to exercise authority on behalf of the Company or Subsidiary without prior approval of their respective Chairmen, and shall be removed from any seat which he may hold at that time on either Board of Directors.

         (b)    Cause Defined. For purposes of this Section 6, "cause" shall
                -------------                                   -----
mean (i) a breach by Kane of any covenant or condition of the Agreement; (ii) the commission by Kane of any act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company, or the Subsidiary, or their reputations; (iii) any felony conviction of Kane; (iv) insubordination or any act of gross misconduct; (v) material violation by Kane of the Company's or Subsidiary's policies as set forth in the Company's personnel handbook, if one has been adopted, or announced by management or the respective Board from time to time; (vi) violation of the Company's drug and alcohol policy as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time in writing; or (vii) any conduct that renders Kane unsuitable for duty as determined by any regulatory authority that oversees banking or financial institutions. Prior to termination for cause under subparagraphs (i) and (v) above, Kane shall be notified of the cause for termination and given sixty (60) days from the date of such notice to cure his breach.

         6.3.   Termination by Death of Disability of the Employee.
                --------------------------------------------------

                (a)    General.  In the event of Kane's death during the term of
                       -------
this Agreement, all obligations of the parties hereunder shall terminate immediately.


                (b)    Disability. If the Kane is unable to perform his duties
                       ----------
hereunder, with or without any reasonable accommodation (if such accommodation is legally required), due to mental, physical or other disability for a period of ninety (90) consecutive days in any 180-day period, as determined in good faith by the Company Board, this Agreement may be terminated by the Company, at its option, by written notice to Kane, effective on the termination date specified in such notice, provided that such termination date shall not be a date prior to the date of the notice of termination itself.

         6.4.   Termination by Kane. Kane may terminate this Agreement at any
                -------------------
time, with or without cause, by giving written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than, fourteen (14) days after the date of the notice.

         6.5.   Effect of Expiration or Termination.
                -----------------------------------

                (a)    General. In the event this Agreement expires or is
                       -------
terminated for any reason, then both parties' obligations hereunder shall immediately cease (including any right to compensation and benefits under Articles 3 and 4 ), except that: (i) Kane or his estate or personal representative shall be entitled to receive the Salary owed to him through the effective date of such expiration or termination and incentive pay, if earned pursuant to paragraph 4.1; (ii) the Company will pay, or reimburse, Kane's reasonable and necessary business expenses incurred prior to the date this Agreement expires or terminates; and (iii) Kane may continue to participate in any Company benefit plans to the extent he remains eligible to do so.

                (b)    Treatment of Incentive Pay and Equity Bonus.
                       -------------------------------------------
Notwithstanding the above, if this Agreement expires by its terms pursuant to
Article 5, Kane shall receive any Incentive Pay and Equity Bonus he has earned for the period at issue. Additionally, if the Agreement is terminated by the Company for any reason other than Cause (including Kane's death or disability), Kane will be paid his Equity Bonus, if earned, on a pro-rata basis. Such Equity Bonus will not be available to Kane if he terminates the Agreement or if the Company terminates the Agreement for Cause.

                (c)    Special payments in the event of termination for other
                       ------------------------------------------------------
than "Cause". Kane also shall be entitled to the following additional payments,
------------
or rights, if the Agreement is terminated without cause by the Company for a reason other than Kane' death or disability: (i) severance in an amount equal to six (6) months of his base Salary, less any applicable deductions or withholding, by a lump-sum payment made within thirty (30) days of the Agreement's termination date; (ii) the right, for a 90-day period after the date of termination, to exercise the option under the stock option agreement referenced in Paragraph 4.2 to the extent the option is exercisable (vested) at the time of termination. Neither the option nor any stock granted under Section 4.2 will continue to vest with respect to any additional shares during this 90-day period.

         6.6.   Cooperation.  Following any termination, Kane shall fully
                -----------
cooperate with the Company in all matters in which he was involved and in all matters related to the handing over and transitioning of his pending work to other employees of the Company as may be designated by the Company's Board.

                                    ARTICLE 7

                                 NONCOMPETITION

         7.1.   Noncompetition.
                --------------

                (a) Kane agrees that, during his employment hereunder, and for a period of six (6) months after the effective date of termination of this Agreement for any reason, he will not:

                (1) Compete (as defined below) with the Company or the Subsidiary; or


                (2) Assist a Competitor (as defined below) of the Company or the Subsidiary by providing consulting or other advisory services to that Competitor.

                (b) The following terms, as used in this Article 7 shall have the meanings set forth below:

                (1)    The term "Business" in the case of the Subsidiary means
                                 --------
         the provision of investment management services, investment sales, and purchase and sale of securities on behalf of the customers of the Subsidiary, the Company or their affiliates. In the case of the Company, the term means the provision of banking and financial services, and other businesses or services that the Company may establish from time to time during the term of this Agreement.

                (2)    The term "Competitor" means any firm, corporation or
                                 ----------
         entity that is engaged in business substantially similar to the Company's or the Subsidiary's Business (as defined above) that has a facility within five (5) miles of any financial institution or office owned by the Company or Subsidiary.

                (3)    The term "Compete" means to engage in direct competition
                                 -------
         with the Company or the Subsidiary by serving as an employee, consultant, officer, director, proprietor, partner, stockholder or other security holder (other than a holder of securities of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that Kane at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors or other than of a corporation in which Kane makes passive investments through a venture fund or similar investment vehicle) of any firm, corporation or entity that is a Competitor of the Company or Subsidiary.

                (c) Kane further acknowledges that this Article 7 is material to the parties' agreement and constitutes an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement.

                (d) Kane shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding confidentiality, nondisclosure and noncompetition.

                                   ARTICLE 8

                       CONFIDENTIALITY AND NON-DISCLOSURE

         8.1. Kane shall hold in strict confidence and shall not, except in the proper performance of his duties while employed by the Company and/or the Subsidiary, either during the term of this Agreement or after the termination hereof, use or disclose, directly or indirectly, to or for any third party, person, firm, corporation or other entity, or for his own benefit, irrespective of whether such person or entity is a competitor of the Company or is engaged in a business similar to that of the Company or Subsidiary, any trade secrets or other proprietary or confidential information of the Company or any Subsidiary or affiliate of the Company or Subsidiary (collectively, "Proprietary
                                                          -----------
Information") obtained by Kane from or through his employment hereunder. Such
-----------
Proprietary Information includes but is not limited to marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer account information and other sensitive or confidential customer information, and customer lists. Kane hereby acknowledges and agrees that all Proprietary Information referred to in this Article 8 shall not be used for any purpose other than his duties hereunder and shall be deemed trade secrets of the Company or the Subsidiary and of its subsidiaries and affiliates, and that Kane shall undertake reasonable measures to preserve the confidentiality of such information at all times and shall take such other actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Virginia Uniform Trade Secret Act. Kane further acknowledges that the Company's or Subsidiary's products and titles may consist of copyrighted material, and Kane shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company or Subsidiary. Upon termination of this Agreement, Kane agrees to return immediately all property and all information, including all copies, in any form, pertaining to the

Company, the Subsidiary, their affiliates and their customers and prospective customers acquired by him during the term of his employment, except information which is readily available to the general public.

         8.2. Kane further hereby agrees and acknowledges that any disclosure of any Proprietary Information prohibited herein, or any breach of the provisions of Articles 7 or 8 of this Agreement, may result in irreparable injury and damage to the Company or Subsidiary which will not be adequately compensable in monetary damages, that the Company or Subsidiary will have no adequate remedy at law therefor, and that the Company or Subsidiary may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company or Subsidiary against, or on account of, any breach by Kane of the provisions contained in Articles 7 and 8.

         8.3. Kane further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, he shall notify any new employer, partner, associate or any other firm or corporation with whom Kane shall become associated in any capacity whatsoever of the provisions of Articles 7 and 8, and that the Company may give such notice to such firm, corporation or other person.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1.   Severability. The Company and Kane recognize that the laws and
                ------------
public policies of the Commonwealth of Virginia are subject to varying interpretations and change. It is the intention of the Company and of Kane that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of Virginia, but that the unenforceability (or the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable

         9.2.   Assignment. Except as provided below, neither the rights nor
                ----------
obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

         Notwithstanding the above, the Company may assign this Agreement to the Subsidiary. In that event, all references to the "Company" in this Agreement are deemed to be references to the "Subsidiary," (and references to the Company Board are deemed to refer to the Subsidiary Board), except that any provision of this Agreement which refers to both the "Company" and the "Subsidiary" separately shall continue to be effective with respect to the Company after such an assignment (and will also be effective as to the Subsidiary). Upon an assignment of the Agreement by the Company, any obligations owed by Kane to the Company under this Agreement shall be owed to the Subsidiary (except, as noted above, in those instances where specific references have been made, and obligations are owed, to both entities). Additionally, any references to the Company's CEO or President shall remain unchanged after such an assignment, and the rights and duties of the Company's CEO under this Agreement shall continue in effect after any assignment.

         9.3.   Notices.       Any notice expressly provided for under this
                -------
Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

If to the Company, to:

         L. Burwell Gunn
         President & CEO
         Cardinal Financial Corporation
         10555 Main Street
         Fairfax, Virginia 22030

If to Kane, to:

         Thomas C. Kane
         9940 Hampton Road

         Fairfax Station, Virginia 22039


         9.4.   Governing Law. This Agreement shall be executed, construed and
                -------------
performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts sitting in Virginia and the parties hereby agree to the exclusive jurisdiction thereof.

         9.5.   Headings.   The section headings contained in this Agreement are
                --------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.6.   Entire Agreement; Amendments.  This Agreement constitutes and
                ----------------------------
embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous promises, discussions, agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by Kane and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:
                                    --------

                                    CARDINAL FINANCIAL CORPORATION

                                    By:    /s/ L. Burwell Gunn
                                         -------------------------------------
                                    Title:  President

                                    EMPLOYEE;

                                      /s/ Thomas C. Kane               8/27/01
                                    ------------------------------------------
                                    Thomas C. Kane                     Date

                                      /s/ Joan Mulligan                8/27/01
                                    ------------------------------------------
                                    Witnessed                          Date

                                    Joan Mulligan                      8/27/01
                                    ------------------------------------------
                                    (name)